EXHIBIT 4.1


                           THE UCAR INTERNATIONAL INC.
                          MANAGEMENT STOCK OPTION PLAN
                            (MID-MANAGEMENT VERSION)


                  This Management Stock Option Plan was originally adopted by the Board of Directors of UCAR International Inc. as of January 26, 1995. It was subsequently amended. This document restates this Management Stock Option Plan as amended through September 29, 1998.

                                    ARTICLE I

                                 PURPOSE OF PLAN


                  The Plan has been adopted by the Board to provide for the grant of stock options to certain management employees of the Company and its Subsidiaries as a part of the compensation and incentive arrangements for such employees. The Plan is intended to advance the best interests of the Company by allowing such persons to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ or service of the Company and its Subsidiaries. It is anticipated that the availability of stock options under the Plan will also enhance the Company's and its Subsidiaries' ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.


                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  "ACCELERATION EVENT" shall mean an event with respect to which the Plan provides for the acceleration of the exercisability of Options, as provided in Section 5.3.

                  "AFFILIATE" shall mean, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person, or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.

                  "BOARD" shall mean the Board of Directors of the Company.

                  "CAUSE," if relevant to a particular Participant, shall have the meaning of "Cause" set forth in such Participant's Option Agreement.

                  "CEO" shall mean the Chief Executive Officer of the Company.

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                  "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (i) any "person" or "group", within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 22.5% of either the then outstanding Common Stock or the combined voting power of the then outstanding voting securities of the Company;

                  (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote for the election of directors, on any merger or consolidation of the Company or for any other matter or question with respect to more than 22.5% of either the then outstanding Common Stock or the combined voting power of the then outstanding voting securities of the Company;

                  (iii) Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for these purposes, "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election as directors by the Board or whose nomination for election as directors by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then in office who were Present Directors or New Directors);

                  (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

                  (v)  consummation of:

                       (x) a reorganization, merger or consolidation of the Company (a "Business Combination"), unless, following such Business Combination, (a) all or substantially all of the "beneficial owners," as defined in Rule 13d-3 under the Exchange Act, of the outstanding Common Stock and the combined voting power of the outstanding voting securities of the Company, respectively, immediately prior to such Business Combination "beneficially own," as so defined, directly or indirectly, more than 50% of the outstanding common equity securities and the combined voting power of the outstanding voting
                            securities of the entity  resulting from   such
                            Business   Combination   (including,   without
                            limitation, an entity which as a result of such Business Combination owns the Company or all or substantially all of the Company's assets either directly or indirectly through one or more subsidiaries), respectively, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock of the Company and the combined voting power of the outstanding voting securities of the Company, respectively, (b) no "person" or "group," within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (excluding any entity resulting from such Business Combination and any employee benefit plan (and related trust) of the Company, its subsidiaries or such entity), is

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                            the  "beneficial  owner," as defined in Rule 13d-3
                            under the Exchange Act, of more than 22.5% of either the then outstanding common equity securities of the entity resulting from such Business Combination or the combined voting power of the outstanding voting securities of such entity except to the extent that such beneficial ownership existed immediately prior to such Business Combination with respect to the Common Stock and combined voting power of outstanding voting securities of the Company and (c) atleast a majority of the members of the board of directors (or similar governing body) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or the time of the action of the Board approving of such Business Combination, whichever is earlier; or

                       (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, whether held directly or indirectly through one or more subsidiaries (excluding any grant of any pledge, mortgage or security interest or any sale-leaseback or any similar transaction, but including any foreclosure sale);

                  provided, that, in the case of both clause (x) and (y) above, the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, transfer, spin-off, sale of the stock of or merger or consolidation of a subsidiary or otherwise, shall not constitute a Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur: (A) pursuant to clauses (i) and (ii) above, solely because more than 22.5% of the then outstanding Common Stock or the combined voting power of the then outstanding voting securities of the Company is held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company or its subsidiaries; or (B) pursuant to clause (v)(y) above, if the Board determines that any sale, lease, exchange or transfer does not involve substantially all of the assets of the Company.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

                  "COMMITTEE" shall mean the Organization and Compensation Committee of the Board.

                  "COMMON STOCK" shall mean the common stock of the Company, par value $.01.

                  "COMPANY" shall mean UCAR International Inc., a Delaware corporation.

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                  "CONTROL" (including, with correlative meaning, all
conjugations thereof) shall mean with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

                  "CUMULATIVE EBITDA" shall mean with respect to any Performance Option, the sum of the EBITDA for the period ending on the last day of the Plan Year preceding the Determination Date.

                  "CUMULATIVE EBITDA TARGETS" shall mean with respect to any Performance Option, the sum of the EBITDA Targets for the period ending on the last day of the Plan Year preceding the Determination Date.

                  "DETERMINATION DATE" shall mean the last day of the Plan Year.

                  "DIRECTOR" shall mean any individual who is a member of the Board and who is not an employee of the Company or a Subsidiary.

                  "DISABILITY" shall mean the inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may determine. A Participant (or his representative) shall furnish the Company with satisfactory medical evidence documenting the Participant's disability or infirmity.

                  "EBITDA" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the consolidated net income of the Company and its Subsidiaries for such period, as determined in accordance with generally accepted accounting principles consistently applied, PLUS, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a) income tax expenses and withholding tax expenses incurred in connection with cross-border transactions involving non-domestic Subsidiaries,
(b) interest expense, (c) depreciation expense and amortization expense, (d) any special charges and any extraordinary or non-recurring losses, (e) monitoring and management fees paid to Blackstone Capital Partners II Merchant Banking Fund L.P. or its affiliates, (f) other noncash items reducing consolidated net income, and of noncash exchange, translation on performance losses relating to any foreign currency hedging transactions or currency fluctuations, MINUS, to the extent added in computing such consolidated net income, without duplication,
(i) interest income, (ii) extraordinary or non-recurring gains, (iii) other noncash items increasing consolidated net income, (iv) noncash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations, and (v) all non-cash pension accruals related to FAS `87; PROVIDED that all effects of the Recapitalization shall be eliminated in computing EBITDA.

                  "EBITDA TARGET" shall mean with respect to each Plan Year, the amount set forth in the following table opposite such Plan Year:


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                           Plan Year Ending                   EBITDA Target
                           ----------------                   -------------

                           December 31, 1995                  $ 216,900,000
                           December 31, 1996                  $ 223,400,000
                           December 31, 1997                  $ 256,600,000*
                           December 31, 1998                  $ 271,700,000*
                           December 31, 1999                  $ 287,800,000*

and such other targets as are established by the Committee after consultation with the CEO with respect to subsequent Plan Years. Asterisked EBITDA Targets shall not be more than the stated amount but may be adjusted downward by the Committee, in its sole discretion and shall otherwise be subject to the provisions of Section 10.3.

                  "EFFECTIVE DATE" shall mean the Recapitalization Closing Date.

                  "EMPLOYEE" shall mean any employee of the Company or any of its Subsidiaries who is not a member of the Board.

                  "EMPLOYEE LOAN" shall mean any loan made to a Participant on the Recapitalization Closing Date to assist the Participant in paying certain income tax liability.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXERCISABLE PERCENTAGE" shall mean, with respect to any Option, the cumulative percentage of the total number of Option Shares subject to such Option (measured as of the Grant Date) which a Participant has the right to receive upon exercising such Option.

                  "EXERCISE PRICE" shall mean the amount that a Participant must pay to exercise an Option with respect to one share of Common Stock subject to such Option, as determined in Section 4.2.

                  "FAIR MARKET VALUE" shall mean (i) with respect to any Option granted prior to September 29, 1998, the average of the high and low trading prices of the Common Stock for the 20 business days immediately preceding the day of the valuation, (ii) with respect to any Option granted after September 29, 1998, the closing sale price (or, if there is none, the average of the closing bid and asked prices) of the Common Stock on the last trading day preceding the day of the valuation and (iii) with respect to any Option granted on September 29, 1998 after the close of trading, the closing sale price of the Common Stock on that day (i.e., $17.06).

                  "GOOD REASON," if relevant to a particular Participant, shall have the meaning of "Good Reason" set forth in such Participant's Option Agreement.

                  "GRANT DATE" shall mean, with respect to the initial grant of Options hereunder, the Recapitalization Closing Date and, thereafter, shall mean the date the relevant Options are granted pursuant to this Plan.

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                  "OPTION" shall mean, with respect to any Participant, (a) any
Time Option, Performance Option or Standard Option and (b) any option, warrant or right to acquire shares of the capital stock of the Company issued in respect of an option referred to in clause (a) above, by way of distribution or in connection with a merger, consolidation, reorganization or other recapitalization.

                  "OPTION AGREEMENT" shall mean the relevant Option Agreement between a Participant and the Company.

                  "OPTION SHARES" shall mean, with respect to any Participant,
(a) any shares of Common Stock (or other shares of capital stock of the Company) issuable or issued by the Company upon exercise of any Option by such Participant and (b) any shares of the capital stock of the Company issuable or issued in respect of any of the securities described in clause (a) above, by way of stock dividend, stock split, merger, consolidation, reorganization or other recapitalization.

                  "PARTICIPANT" shall mean any individual who holds an outstanding Option granted under this Plan.

                  "PERFORMANCE OPTIONS" shall mean the options described in
Section 5.2.

                  "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PLAN" shall mean this Management Stock Option Plan, as amended from time to time.

                  "PLAN YEAR" shall mean initially the short plan year beginning January 26, 1995 and ending on December 31, 1995, and thereafter each of the calendar years from 1996 through 2007.

                  "PUBLIC OFFERING" shall mean the sale of shares of Common Stock pursuant to an effective registration statement under the Securities Act, which results in an active trading market in Common Stock. If the Common Stock is listed on a national securities exchange or is quoted on the NASDAQ National Market, it shall be deemed to be actively traded.

                  "RECAPITALIZATION" shall mean the recapitalization of the Company pursuant to the Recapitalization Agreement.

                  "RECAPITALIZATION AGREEMENT" shall mean the agreement dated as of November 14, 1994 among Union Carbide Corporation, a New York corporation, Mitsubishi Corporation, a Japanese corporation, the Company, and UCAR International Acquisition Inc., a Delaware corporation.

                  "RECAPITALIZATION CLOSING DATE" shall mean the closing date of the Recapitalization (i.e., January 26, 1995).

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                  "RECAPITALIZATION PRICE" shall mean the per share price paid in the Recapitalization (i.e., $7.60).

                  "RETIREMENT," if relevant to a particular Participant, shall have the meaning of "Retirement" set forth in such Participant's Option Agreement.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "STANDARD OPTIONS" shall mean the options described in Section 5.2A.

                  "SUBSIDIARY" shall mean any corporation of which the Company owns, directly or through one or more Subsidiaries, a fifty percent (50%) or more equity interest in such corporation or has the right to nominate fifty percent (50%) or more of the members of the board of directors or other governing body of the corporation.

                  "TIME OPTIONS" shall mean the options described in Section
5.1.

                  "TRANSFER" shall mean, with respect to any Option, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Option or any interest therein.


                                   ARTICLE III

                      LIMITATION ON AVAILABLE OPTION SHARES

                  3.1 OPTION SHARES. The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed 1,160,000 shares; PROVIDED, HOWEVER, that the aggregate number of shares of Common Stock with respect to which Options may be granted shall be subject to adjustment in accordance with the provisions of Section 10.2.

                  3.2  STATUS OF OPTION  SHARES.  The shares of Common
Stock for which Options may be granted under the Plan (i) may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee or the Board shall determine and (ii) shall be reserved by the Committee or the Board for issuance under this Plan. To the extent any Options are forfeited, expire or are terminated prior to exercise, the Option Shares in respect of which such Options were issued shall become available for stock options granted pursuant to this Plan or any other plan or agreement approved by the Committee.

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


                                   ARTICLE IV

                                GRANT OF OPTIONS

                  4.1 OPTIONS. Options may be granted to Employees. Initially, Options shall be granted by the Board. Thereafter, the Committee or the Board shall grant Options to Employees after consultation with the CEO. Except as otherwise provided herein, the Committee or the Board shall establish the terms and conditions applicable to Options granted by it at the time of grant, which terms and conditions shall be set forth in the relevant Option Agreements.

                    4.2  EXERCISE  PRICE.  The  Exercise  Price  of Time
Options and Performance Options granted hereunder shall be not less than the Fair Market Value of the Option Shares subject to such Options, determined as of the relevant Grant Date. For purposes of the initial grant of Time Options and Performance Options hereunder, the Exercise Price of such Options shall be the Recapitalization Price. The Exercise Price of Standard Options granted hereunder shall be specified by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements, but in no event shall the Exercise Price of a Standard Option be less than the Fair Market Value of a share of Common Stock on the relevant Grant Date.

                    4.3 FORM OF OPTION. Options granted under this Plan shall be non-qualified stock options and are not intended to be "incentive stock options" within the meaning of Section 422 of the Code or any successor provisions. Options shall be exercisable with respect to the number of Option Shares covered by the Option to the extent they become exercisable and shall thereafter be exercisable until they expire or are terminated.

                    4.4 AVAILABLE OPTIONS. All Options granted under this Plan prior to September 29, 1998 have been Time Options or Performance Options. Notwithstanding anything to the contrary contained herein, only Standard Options shall be granted to Employees under this Plan on or after September 29, 1998.


                                    ARTICLE V

                            EXERCISABILITY OF OPTIONS

                    5.1 TIME OPTIONS. Except as otherwise provided in the relevant Option Agreement or Section 5.3, all Time Options shall become exercisable in accordance with the following schedule:

                                                      Exercisable Percentages
                                                      -----------------------

           Prior to December 31, 1995                            0%
         On or after December 31, 1995                          20%
         On or after December 31, 1996                          40%
         On or after December 31, 1997                          60%
         On or after December 31, 1998                          80%
         On or after December 31, 1999                         100%

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                  5.2 Performance Options. Except as otherwise provided in the relevant Option Agreement or  Section  5.3:

                      (a) Performance Options shall become exercisable with respect to 20% of the Option Shares subject to such Options, as of each Determination Date that the Company's EBITDA for a Plan Year equals or exceeds the EBITDA Target for that Plan Year (and with respect to the first Plan Year, EBITDA for the entire calendar year).

                      (b) If,  after the Grant Date of a  Performance
Option, the Company's EBITDA for a Plan Year is less than 100% of the EBITDA Target for such Plan Year ( a "Missed Year"), no such Performance Option shall become exercisable with respect to any additional Option Shares (the "Missed Shares") on the Determination Date for such Plan Year. If, in any Plan Year subsequent to a Missed Year, EBITDA exceeds the EBITDA Target for such Plan Year AND Cumulative EBITDA exceeds the Cumulative EBITDA Targets, then Performance Options shall become exercisable with respect to the Missed Shares attributable to such Missed Year (but only to the extent such Option has not otherwise terminated).

                  5.2A STANDARD OPTIONS. Except as otherwise provided in this Plan, Standard Options shall be subject to such terms and conditions as are established by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements. Except as otherwise provided in the relevant Option Agreement or Section 5.3, a Standard Option shall become exercisable at such time or under such circumstances as the Committee or the Board shall determine and specify in the relevant Option Agreement.

                  5.3 ACCELERATION EVENTS.

                      (a) Notwithstanding anything contained in this Article V to the contrary: Time Options granted to Employees shall become exercisable upon the first to occur of the following events: (i) a Participant's termination of employment on account of death or Disability, (ii) a Change of Control and
(iii) to the extent provided in a Participant's Option Agreement, a Participant's termination by the Company without Cause or a Participant's resignation for Good Reason. The Committee or the Board may, but are not required to, provide for the accelerated vesting and exercisability of Standard Options at the time of grant and any such provisions shall be set forth in the relevant Option Agreements. The Committee or the Board may, in its discretion, accelerate the exercisability of any or all Options at any time and for any reason.

                      (b) Notwithstanding anything contained in this Article V to the contrary, all outstanding Time Options and Performance Options (other than Performance Options for the 1999 Plan Year) granted on or before March 17, 1998 have become vested and exercisable.

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                                   ARTICLE VI

                               EXERCISE OF OPTIONS

                  6.1 RIGHT TO EXERCISE. During the lifetime of a Participant, Options may be exercised only by such Participant (except that, in the event of his Disability, Options may be exercised by his or her legal guardian or legal representative). In the event of the death of a Participant, exercise of Options shall be made only by the executor or administrator of the deceased Participant's estate or the Person or Persons to whom the deceased Participant's rights under Options shall pass by will or the laws of descent and distribution.

                  6.2 PROCEDURE FOR EXERCISE. Vested Options may be exercised in whole or in part with respect to any portion that is exercisable. To exercise an Option, a Participant (or such other Person who shall be permitted to exercise the Option as set forth in Section 6.1) must complete, sign and deliver to the Company a notice of exercise in such form as the Company may from time to time adopt and provide to a Participant (the "EXERCISE NOTICE"), together with payment in full of the Exercise Price multiplied by the number of shares of Common Stock with respect to which the Option is exercised. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order). The right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the Exercise Notice. In lieu of paying the Exercise Price, on or after an initial public offering, upon a Participant's (or such other Person's) request, with the Committee's or the Board's consent, the Company shall give the Participant a number of shares of Common Stock equal to (A) divided by (B) where (A) is the excess of the (i) the Fair Market Value of a share of Common Stock on the date of exercise, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being exercised, and (B) is the Fair Market Value of a share of Common Stock on the date of exercise.

                  6.3 [Omitted]

                  6.4  CONDITIONAL  EXERCISE  IN  CONTEMPLATION  OF AN

ACCELERATION EVENT. In contemplation of an Acceleration Event, a Participant may conditionally exercise at least 15 days prior to the Acceleration Event all or a portion of his Options which are exercisable and which will become exercisable upon the occurrence of the Acceleration Event. Such conditional exercise shall become null and void if the anticipated Acceleration Event
does not occur  within  six  (6)  months   following   the  date  of  such
conditional exercise. A conditional exercise shall become binding upon a Participant (and such Participant shall become obligated to pay the Exercise Price therefor) upon the occurrence of the Acceleration Event.

                  6.5 WITHHOLDING OF TAXES. The Company shall withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

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                                   ARTICLE VII

                              EXPIRATION OF OPTIONS

                  7.1  EXPIRATION  DATE.  Time Options and  Performance
Options shall expire at 5:00 p.m. Eastern Standard Time on the day prior to the twelfth anniversary of the Grant Date or upon such earlier time as provided in the relevant Option Agreements (the "Expiration Date"). Standard Options shall expire at 5:00 p.m. Eastern Standard Time on such date as shall be specified by the Committee or the Board at the time of grant and set forth in the relevant Option Agreements.

                  7.2  LIMITED  STOCK   APPRECIATION   RIGHT.  Upon  a
Participant's request, the Company may, in its sole discretion, cancel any vested Option (in whole or in part) granted hereunder and pay the affected Participant the excess of the (i) the Fair Market Value of a share of Common Stock, over (ii) the Exercise Price, multiplied by (iii) the number of shares for which the Option is being cancelled (the "CANCELLATION AMOUNT"); PROVIDED, HOWEVER, that coincident with any transaction which is reasonably likely to result in a Change of Control the Company may in its sole discretion, without a Participant's consent, cancel any Option (in whole or in part) granted hereunder and pay the affected Participant the Cancellation Amount.


                                  ARTICLE VIII

                             RIGHTS AND LIMITATIONS

                  8.1 DIVIDEND  EQUIVALENTS.  The  following  Sections
8.1(a), 8.1(b) and 8.1(c) shall apply to Options granted prior to September 29, 1998. The following Section 8.1(d) shall apply to Options granted on or after September 29, 1998.

                      (a) If the Board declares a special or extraordinary dividend in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event to the holders of Common Stock, the Company shall pay to an escrow account on behalf of each Participant an amount (the "Dividend Equivalent") equal to the dividend they would have received had they directly owned each Option Share subject to Time Options and each Option Share with respect to which Performance Options are vested.

                      (b)  Upon a  Participant's  exercise  of a Time
Option or Performance Option, the Company shall offset the Exercise Price of each Option Share subject to such Option in respect of which a Dividend Equivalent was paid by the Dividend Equivalent set aside with respect to such Option Share. Any Dividend Equivalent in excess of the Exercise Price shall be paid in cash at the time the dividend is paid.

                      (c) If the Time Options or Performance Options of a Participant with respect to which a Dividend Equivalent is set aside are terminated or cancelled prior to the date such Options are exercised, the Participant shall forfeit the right to the Dividend Equivalent and any amounts set aside in the Participant's escrow account in respect of such Dividend Equivalent shall revert to the Company.

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


                      (d) If the Board declares a special or extraordinary dividend payable on the Common Stock in connection with a recapitalization, reorganization, restructuring or other nonrecurring corporate event, the Company shall notify each Participant who (on the record date for determination of stockholders entitled to receive such dividend) holds vested Standard Options granted on or after September 29, 1998 of the amount of the dividend (the "Dividend Adjustment") which such Participant would have received if such Participant had owned the Option Shares subject to such Options. Upon such Participant's exercise of any of such Options, (i) the Company shall reduce the Exercise Price of such Options (but not below $.01) by the amount of the Dividend Adjustment with respect to the Option Shares issuable upon such exercise and (ii) to the extent that such Dividend Adjustment exceeds the amount of such reduction, such excess shall be promptly paid in cash to such Participant. If any of such Options expire or are terminated or cancelled prior to exercise thereof, the Participant shall forfeit all rights to all Dividend Adjustments.

                  8.2 REGISTRATION OF OPTION SHARES. The Company shall file, at its own expense, a registration statement on Form S-8 to register the Option Shares.

                  8.3  TRANSFER  OF  OPTIONS.   Options  may  not  be
Transferred (other than by will or descent), except that Options may be pledged, assigned or otherwise Transferred to the Company to secure indebtedness on any Employee Loan.


                                   ARTICLE IX

                                 ADMINISTRATION

                    9.1 PLAN ADMINISTRATOR. This Plan shall be administered by the Committee; provided, however, that the Committee may delegate to the CEO responsibility for the routine administration of the Plan.

                    9.2 OPTION GRANTS. The Committee and the Board shall have authority to select Employees to receive Options and to grant Options (except for the initial grant of Options, which shall be granted by the Board) to Employees in such amounts as it shall determine, in its full discretion, after consultation with the CEO; provided, however, that the Board or the Committee may delegate to the CEO responsibility to designate Employees to participate in a pool of Standard Options, the terms and conditions of which (including the aggregate number of shares subject to Options within the pool) shall have been specified by the Board or the Committee.

                    9.3 ADDITIONAL AUTHORITY. As between a Participant and the Company: the Committee and the Board shall have the sole and complete responsibility and authority to (a) interpret and construe the terms of the Plan, (b) correct any defect, error or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (c) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan; and the Committee's or the Board's determination on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. The authority of the Committee and the Board granted under this Article IX shall be additive to the authority granted to them under Section 4.1.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 AMENDMENT,  SUSPENSION AND  TERMINATION OF PLAN.
The Board may amend or terminate the Plan at any time. No suspension, termination or amendment of or to the Plan shall affect adversely the rights of any Participant with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such Participant.

                  10.2 ADJUSTMENTS.

                       (a) PERFORMANCE   TARGETS.   The   Committee,   in
consultation with the CEO, shall adjust the performance targets for Plan Years following the Plan Year in which an initial public offering occurs so that the Performance Options continue to represent equivalent value for equivalent performance.

                       (b) CHANGES IN COMMON STOCK. In the event of a stock dividend, stock split, or share combination, the Committee or the Board shall make such adjustments in the number and type of options authorized by and shares subject to the Plan and the number and type of shares covered by outstanding Options and the Exercise Prices specified therein and such other amendments to the Plan as the Board or the Committee, in good faith, determines to be appropriate and equitable.

                  10.3 FUTURE  ACQUISITIONS OR DISPOSITIONS.  The EBITDA
Targets are based upon certain revenue and expense assumptions about the future business of the Company and its Subsidiaries as of the Effective Date.
Accordingly, if the Company or any Subsidiary acquires, by purchase or otherwise, or disposes of, by sale of stock or assets, the business, property, or fixed assets, of another Person, which acquisition or disposition, either singly or together with one or more other such transactions, will, in the Board's good faith determination, affect the Company's EBITDA, the Committee shall, in good faith, adjust the EBITDA Targets to reflect the projected effect of such transaction or transactions.

                  10.4 NO RIGHT TO PARTICIPATE. Except as otherwise agreed by the Company, no Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again to receive a grant of Options.

                  10.5 NO EMPLOYMENT CONTRACT. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without Cause), nor confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries for any period of time or to continue such employee's present (or any other) rate of compensation.

                  10.6 CONSTRUCTION OF PLAN. This terms of this Plan shall be administered in accordance with the laws (excluding conflict of interest laws) of the State of New York.

                    AMENDMENT TO THE UCAR INTERNATIONAL INC.
              MANAGEMENT STOCK OPTION PLAN (MID-MANAGEMENT VERSION)


         The Management Stock Option Plan (Mid-Management Version) is hereby amended, effective as of June 29, 2000, as follows:


               The definition of "CHANGE OF CONTROL" is hereby amended to read in its entirety as follows:

               " "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                           (i) any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Act") becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Company;

                           (ii)any "person" or "group" within the meaning of
                  Section 13(d) or 14(d)(2) of the Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Company;

                           (iii)Present Directors and New Directors cease
                  for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

                           (iv)the stockholders of the Company approve a plan
                  of complete liquidation or dissolution of the Company; or

                           (v) consummation of:

                               (x) a reorganization, restructuring,
                  recapitalization, reincorporation, merger or consolidation of the Company (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Company outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Company or all or substantially all of the assets of the Company or the Group (and, for purposes hereof, the "Group" refers to the Company and its Subsidiaries, collectively) either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Company, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act (excluding
                  (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Group or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Company, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                               (y) any sale, lease, exchange or other transfer
                  (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Group, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (v) (x) and (v) (y) above, the divestiture of less than substantially all of the assets of the Company or the Group in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change of Control.

                  Notwithstanding the foregoing, (A) a Change of Control shall not be deemed to occur:

                      (I) pursuant to clause (i) or (ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Company is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Group; or

                      (II) pursuant to clause (v)(y) above, (1) if the Board determines that any sale, lease, exchange or other transfer does not involve all or substantially all of the assets of the Company or the Group or (2) unless the Board determines otherwise, solely because of the consummation of a transaction or a series of transactions pursuant to which the Group sells, distributes to the Company's stockholders, or otherwise transfers or disposes of any or all of its ownership of its natural, acid-treated and flexible graphite business, however owned (including ownership through one or more dedicated subsidiaries and holding companies therefor and successors thereto); and

                  (B) to the extent that a "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Act is the beneficial owner of 15% or more of the Common Stock or the voting securities of the Company on June 29, 2000, then the references therein to 15% shall be deemed to be references to 22.5% as (but only as) to such "person" or "group."

                  For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership") and references to the Act or rules and regulations thereunder shall mean those in effect on June 29, 2000."

                    AMENDMENT TO THE UCAR INTERNATIONAL INC.
              MANAGEMENT STOCK OPTION PLAN (MID-MANAGEMENT VERSION)


         The Management Stock Option Plan (Mid-Management Version) is hereby amended, effective as of December 15, 2000, as follows:


         Section 3.1 is hereby amended to read in its entirety as follows:

                  "OPTION SHARES. The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed 3,660,000 shares; PROVIDED, HOWEVER, that the aggregate number of shares of Common Stock with respect to which Options may be granted shall be subject to adjustment in accordance with the provisions of
         Section 10.2."

                                               UCAR INTERNATIONAL INC.


                                               By:/s/ Karen G. Narwold
                                                  -----------------------------

                    AMENDMENT TO THE UCAR INTERNATIONAL INC.
              MANAGEMENT STOCK OPTION PLAN (MID-MANAGEMENT VERSION)


       The Management Stock Option Plan (Mid-Management Version) is hereby amended, effective as of September 25, 2001, as follows:

               Section 3.1 is hereby amended to read in its entirety as follows:

               "OPTION SHARES. The aggregate number of shares of Common Stock with respect to which Options may be granted under the Plan shall not exceed 6,160,000 shares; PROVIDED, HOWEVER, that the aggregate number of shares of Common Stock with respect to which Options may be granted shall be subject to adjustment in accordance with the provisions of
      Section 10.2."


                                               UCAR INTERNATIONAL INC.


                                               By:/s/ Karen G. Narwold
                                                  -----------------------------